Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Fourth Quarter and

Full Year 2017 Financial Results

Company Delivers Strong Fourth Quarter Revenue Growth from Key End Markets

•	Sales of $687 million grew 9% (6% in constant currency)

•	Strong growth in pharmaceutical market

•	Balanced and solid growth across major geographies

•	GAAP net loss per share of $4.44 includes a $550 million charge related to Tax Reform

•	Non-GAAP EPS increased 14% to $2.51

Milford, Mass., January 23, 2018 - Waters Corporation (NYSE: WAT) reported fourth quarter 2017 sales of $687 million, a 9% increase versus sales of $629 million in the fourth quarter of 2016. Foreign currency translation increased sales growth by approximately 3% in the quarter.

On a GAAP basis, and including the $550 million income tax charge, diluted loss per share (LPS) for the fourth quarter was $4.44 compared to $2.15 of earnings per diluted share (EPS) for the fourth quarter of 2016. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS increased 14% to $2.51 from $2.21 in the fourth quarter of 2016. A description and reconciliation of GAAP to non-GAAP results is attached and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities for the fourth quarter increased 11% to $192 million from $174 million in the fourth quarter of 2016. On a non-GAAP basis, including the adjustments in the attached reconciliation, adjusted free cash flow increased 7% to $162 million from $151 million in the fourth quarter of 2016.

For fiscal year 2017, sales for the Company were $2,309 million, up 7% compared with sales of $2,167 million for the fiscal year 2016. Foreign currency translation increased sales growth by approximately 1% during fiscal year 2017. On a GAAP basis, and including the $550 million income tax charge, EPS for fiscal year 2017 was $0.25 compared to $6.41 for fiscal 2016. On a non-GAAP basis, including adjustments in the attached reconciliation, EPS for the fiscal year 2017 increased 13% to $7.49 as compared to $6.62 for fiscal year 2016.

On a GAAP basis, net cash provided by operating activities for fiscal year 2017 increased 9% to $698 million from $643 million for fiscal year 2016. On a non-GAAP basis, including the adjustments in the attached reconciliation, adjusted free cash flow increased 10% to $612 million from $555 million for fiscal year 2016.

Commenting on the Company’s performance, Chris O’Connell, Chairman and Chief Executive Officer said, “We are pleased with our fourth quarter performance that capped a year highlighted by consistently strong results in each quarter. The fourth quarter featured broad based strength from our pharmaceutical customers globally, and great balance across our geographies and product lines. The global Waters team executed well throughout 2017, delivering strong financial results while we continue to invest in future growth.”

Unless otherwise noted, sales growth percentages are presented on an as reported basis and are the same as the sales growth percentages presented on a constant currency basis as compared with the same period in the prior year, each of which are detailed in the attached reconciliation of sales growth rates to constant currency growth rates.

Results from the Company’s markets in the quarter were highlighted by 11% sales growth (8% in constant currency) from the broadly defined pharmaceutical market, 3% sales growth from the industrial market (flat in constant currency), and 17% sales growth (13% in constant currency) from governmental and academic markets. For fiscal year 2017, sales to the pharmaceutical market grew 7%, sales to the industrial market grew 4% (5% in constant currency) and sales to the governmental and academic markets grew 8% (6% in constant currency).

The Company’s recurring revenues, the combination of service and precision chemistries, posted 12% sales growth (8% in constant currency), while instrument system sales grew 7% (4% in constant currency) in the quarter. For fiscal year 2017, the Company’s recurring revenues grew 7% while instrument system sales grew by 6% (5% in constant currency).

Geographically, sales during the quarter grew 7% in Asia (6% in constant currency), 16% in Europe (7% in constant currency) and 6% in the Americas, including 9% in the United States. For fiscal 2017, sales grew 10% in Asia, 10% in Europe (8% in constant currency) and sales in the Americas were flat with previous year.

As communicated in a prior press release, Waters Corporation will webcast its fourth quarter 2017 financial results conference call this morning, January 23, 2018 at 8:00 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investors” and click on the “Live Webcast.” A replay will be available through January 30, 2018 at midnight eastern time, similarly by webcast and also by phone at 402-220-6421.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for nearly 60 years. With approximately 7,000 employees worldwide, Waters operates directly in 31 countries, including 15 manufacturing facilities, with products available in more than 100 countries.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S.

Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; impact of the newly enacted tax reform in the United States; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net sales	$687,275	$628,787	$2,309,078	$2,167,423

Costs and operating expenses:
Cost of sales	270,453	251,579	947,067	891,453
Selling and administrative expenses	148,795	130,238	544,703	513,031
Research and development expenses	35,122	32,753	132,593	125,187
Litigation provisions	1,096	3,524	11,114	3,524
Purchased intangibles amortization	1,639	2,358	6,743	9,889
Acquired in-process research and development	—	—	5,000	—

Operating income	230,170	208,335	661,858	624,339

Interest expense, net	(4,432)	(5,756)	(20,761)	(24,225)

Income from operations before income taxes	225,738	202,579	641,097	600,114

Provision for income taxes*	578,910	28,201	620,786	78,611

Net (loss) income	$(353,172)	$174,378	$20,311	$521,503

Net (loss) income per basic common share	$(4.44)	$2.17	$0.25	$6.46

Weighted-average number of basic common shares	79,454	80,366	79,793	80,786

Net (loss) income per diluted common share	$(4.44)	$2.15	$0.25	$6.41

Weighted-average number of diluted common shares and equivalents	79,454	80,954	80,604	81,417

*	The provision for income taxes for the three and twelve months ended December 31, 2017 includes a $550 million estimate for the impact of the enactment of the Tax Cuts and Jobs Act (Tax Reform), which was signed into law on December 22, 2017. The $550 million income tax provision reduced net (loss) income per share by $6.89 and $6.82 for the three and twelve months ended December 31, 2017, respectively. The $550 million income tax provision primarily consists of an estimated U.S. transition tax as well as estimated income tax provisions for state and withholding taxes and a charge associated with the remeasurement of the Company’s deferred tax assets and liabilities from 35% to the new U.S. corporate income tax rate of 21%. The final impact of Tax Reform may differ from these estimates, due to, among other things, changes in interpretations, analysis and assumptions made by the Company, additional guidance that may be issued by the U.S. Department of the Treasury, and tax planning actions that the Company may undertake.

In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09 (ASU 2016-09) “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” Starting in the first quarter of 2017, the excess tax benefits or deficiencies related to stock-based compensation are reflected in the Consolidated Statements of Operations as a component of the provision for income taxes, whereas they were previously recognized in equity. ASU 2016-09 is required to be adopted on a prospective basis for the statement of operations and retroactive restatement is not permitted. For the three and twelve months ended December 31, 2017, the Company recognized an excess tax benefit, which decreased income tax expense by $6 million and $20 million, respectively, and added $0.07 and $0.24, respectively, to net (loss) income per diluted share. Additionally, the Company’s Consolidated Statements of Cash Flows will present excess tax benefits as an operating activity, with the prior periods presented adjusted accordingly.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended December 31, 2017 and December 31, 2016

(In thousands)

	Three Months Ended		Percent	Currency	Constant Currency
	December 31, 2017	December 31, 2016	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT

Waters	$602,453	$554,226	9%	$17,785	5%
TA	84,822	74,561	14%	2,709	10%

Total	$687,275	$628,787	9%	$20,494	6%

NET SALES - PRODUCTS & SERVICES

Instruments	$379,114	$352,717	7%	$11,215	4%

Service	207,610	185,969	12%	5,888	8%
Chemistry	100,551	90,101	12%	3,391	8%

Total Recurring	308,161	276,070	12%	9,279	8%

Total	$687,275	$628,787	9%	$20,494	6%

NET SALES - GEOGRAPHY

Asia	$242,469	$225,648	7%	$3,289	6%
Americas	235,740	222,422	6%	732	6%
Europe	209,066	180,717	16%	16,473	7%

Total	$687,275	$628,787	9%	$20,494	6%

NET SALES - MARKETS

Pharmaceutical	$373,245	$335,075	11%	$11,044	8%
Industrial	216,905	210,899	3%	6,304	(0%)
Government & Academic	97,125	82,813	17%	3,146	13%

Total	$687,275	$628,787	9%	$20,494	6%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Twelve Months Ended December 31, 2017 and December 31, 2016

(In thousands)

	Twelve Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	December 31, 2017	December 31, 2016
NET SALES - OPERATING SEGMENT

Waters	$2,047,563	$1,928,063	6%	$11,901	6%
TA	261,515	239,360	9%	2,605	8%

Total	$2,309,078	$2,167,423	7%	$14,506	6%

NET SALES - PRODUCTS & SERVICES

Instruments	$1,180,192	$1,114,883	6%	$11,458	5%

Service	756,729	707,127	7%	1,229	7%
Chemistry	372,157	345,413	8%	1,819	7%

Total Recurring	1,128,886	1,052,540	7%	3,048	7%

Total	$2,309,078	$2,167,423	7%	$14,506	6%

NET SALES - GEOGRAPHY

Asia	$862,617	$782,984	10%	$(28)	10%
Americas	809,989	807,182	0%	901	0%
Europe	636,472	577,257	10%	13,633	8%

Total	$2,309,078	$2,167,423	7%	$14,506	6%

NET SALES - MARKETS

Pharmaceutical	$1,294,668	$1,206,316	7%	$9,725	7%
Industrial	721,088	690,119	4%	(2,255)	5%
Governmental & Academic	293,322	270,988	8%	7,036	6%

Total	$2,309,078	$2,167,423	7%	$14,506	6%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Quarters and Twelve Months Ended December 31, 2017 and December 31, 2016

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses(a)	Operating Income	Operating Income Percentage	Income from Operations before Income Taxes	Provision for Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share
Quarter Ended December 31, 2017
GAAP	$151,530	$35,122	$230,170	33.5%	$225,738	$578,910	$(353,172)	$(4.44)
Adjustments:
Purchased intangibles amortization (b)	(1,639)	—	1,639	0.2%	1,639	424	1,215	0.02
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(2,452)	—	2,452	0.4%	2,452	791	1,661	0.02
Litigation provisions (d)	(1,096)	—	1,096	0.2%	1,096	411	685	0.01
Stock award modification (e)	(379)	—	379	0.1%	379	142	237	—
Tax reform (g)	—	—	—	—	—	(550,000)	550,000	6.89
Certain income tax items (h)	—	—	—	—	—	(1,012)	1,012	0.01

Adjusted Non-GAAP	$145,964	$35,122	$235,736	34.3%	$231,304	$29,666	$201,638	$2.51

Quarter Ended December 31, 2016
GAAP	$136,120	$32,753	$208,335	33.1%	$202,579	$28,201	$174,378	$2.15
Adjustments:
Purchased intangibles amortization (b)	(2,358)	—	2,358	0.4%	2,358	661	1,697	0.02
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(304)	—	304	—	304	312	(8)	—
Litigation provisions (d)	(3,524)	—	3,524	0.6%	3,524	1,321	2,203	0.03
Certain income tax items (h)	—	—	—	—	—	(739)	739	0.01

Adjusted Non-GAAP	$129,934	$32,753	$214,521	34.1%	$208,765	$29,756	$179,009	$2.21

Twelve Months Ended December 31, 2017
GAAP	$562,560	$137,593	$661,858	28.7%	$641,097	$620,786	$20,311	$0.25
Adjustments:
Purchased intangibles amortization (b)	(6,743)	—	6,743	0.3%	6,743	1,782	4,961	0.06
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(15,993)	—	15,993	0.7%	15,993	5,516	10,477	0.13
Litigation provisions (d)	(11,114)	—	11,114	0.5%	11,114	4,168	6,946	0.09
Stock award modification (e)	(4,234)	—	4,234	0.2%	4,234	1,588	2,646	0.03
Acquired in-process research and development (f)	—	(5,000)	5,000	0.2%	5,000	962	4,038	0.05
Tax reform (g)	—	—	—	—	—	(550,000)	550,000	6.82
Certain income tax items (h)	—	—	—	—	—	(4,296)	4,296	0.05

Adjusted Non-GAAP	$524,476	$132,593	$704,942	30.5%	$684,181	$80,506	$603,675	$7.49

Twelve Months Ended December 31, 2016
GAAP	$526,444	$125,187	$624,339	28.8%	$600,114	$78,611	$521,503	$6.41
Adjustments:
Purchased intangibles amortization (b)	(9,889)	—	9,889	0.5%	9,889	2,864	7,025	0.09
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(6,856)	—	6,856	0.3%	6,856	2,812	4,044	0.05
Litigation provisions (d)	(3,524)	—	3,524	0.2%	3,524	1,321	2,203	0.03
Stock award modification (e)	(7,085)	—	7,085	0.3%	7,085	2,657	4,428	0.05
Certain income tax items (h)	—	—	—	—	—	135	(135)	—

Adjusted Non-GAAP	$499,090	$125,187	$651,693	30.1%	$627,468	$88,400	$539,068	$6.62

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions. Research & development expenses include acquired in-process research and development.
(b)	The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.
(c)	Restructuring costs, asset impairments, acquisition-related costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead; the non-cash expense to record asset impairments; the cost to complete acquisitions and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.
(d)	Litigation Provisions were excluded as these costs are isolated, unpredictable and not expected to recur regularly.
(e)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.
(f)	Acquired In-Process Research and Development was excluded as it relates to milestone payments associated with a licensing arrangement for mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.
(g)	The provision for income taxes for the three and twelve months ended December 31, 2017 includes a $550 million estimate for the impact of the enactment of the Tax Cuts and Jobs Act (Tax Reform), which was signed into law on December 22, 2017. The $550 million income tax provision reduced net (loss) income per share by $6.89 and $6.82 for the three and twelve months ended December 31, 2017, respectively. The $550 million income tax provision primarily consists of an estimated U.S. transition tax as well as estimated income tax provisions for state and withholding taxes and a charge associated with the remeasurement of the Company's deferred tax assets and liabilities from 35% to the new U.S. corporate income tax rate of 21%. The final impact of Tax Reform may differ from these estimates, due to, among other things, changes in interpretations and assumptions made by the Company, additional guidance that may be issued by the U.S. Department of the Treasury, and tax planning actions that the Company may undertake. The impact of tax reform legislation enacted in December 2017 was excluded in the Company's non-GAAP results as the Company believes this one-time tax charge is not indicative of the Company's normal or future income tax expense.
(h)	Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management's assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2017	December 31, 2016
Cash, cash equivalents and investments	3,393,701	2,813,032
Accounts receivable	533,825	489,340
Inventories	270,294	262,682
Property, plant and equipment, net	349,278	337,118
Intangible assets, net	228,395	207,055
Goodwill	359,819	352,080
Other assets	204,170	200,752
Total assets	5,339,482	4,662,059

Notes payable and debt	1,997,774	1,827,263
Other liabilities	1,107,920	532,847
Total liabilities	3,105,694	2,360,110

Total equity	2,233,788	2,301,949
Total liabilities and equity	5,339,482	4,662,059

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Twelve Months Ended December 31, 2017 and 2016

(In thousands and unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net (loss) income	$(353,172)	$174,378	$20,311	$521,503
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,368	8,394	39,436	40,998
Depreciation and amortization	27,753	24,085	106,002	96,449
Excess tax benefit related to stock-based compensation plans (a)	—	930	—	13,844
Change in tax reform assets and liabilities (b)	550,000	—	550,000	—
Change in operating assets and liabilities, net	(41,765)	(33,884)	(18,109)	(29,874)

Net cash provided by operating activities	192,184	173,903	697,640	642,920

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(30,216)	(22,671)	(85,473)	(94,967)
Business acquisitions, net of cash acquired	—	45	—	(5,609)
Investment in unaffiliated company	—	—	(7,000)	—
Payments for intellectual property licenses	—	—	(5,000)	—
Net change in investments	(101,548)	(26,618)	(438,279)	(391,342)
Other cash flow from investing activities, net	—	—	—	4,000

Net cash used in investing activities	(131,764)	(49,244)	(535,752)	(487,918)

Cash flows from financing activities:
Net change in debt	39,850	45,121	169,976	159,975
Payments of debt issuance costs	(2,984)	—	(2,984)	(1,705)
Proceeds from stock plans	24,968	3,617	97,789	62,189
Purchases of treasury shares	(86,802)	(83,835)	(332,544)	(325,759)
Other cash flow from financing activities, net	593	(876)	3,894	(10,401)

Net cash used in financing activities	(24,375)	(35,973)	(63,869)	(115,701)
Effect of exchange rate changes on cash and cash equivalents	2,467	(13,264)	38,669	(21,335)

Increase in cash and cash equivalents	38,512	75,422	136,688	17,966
Cash and cash equivalents at beginning of period	603,807	430,209	505,631	487,665

Cash and cash equivalents at end of period	$642,319	$505,631	$642,319	$505,631

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (c)
Net cash provided by operating activities—GAAP	$192,184	$173,903	$697,640	$642,920

Adjustments:
Additions to property, plant, equipment and software capitalization	(30,216)	(22,671)	(85,473)	(94,967)
Majority facility renovations	—	(200)	—	7,299

Free Cash Flow—Adjusted Non GAAP	$161,968	$151,032	$612,167	$555,252

(a)	In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09 (ASU 2016-09) "Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." Starting in the first quarter of 2017, the excess tax benefits or deficiencies related to stock-based compensation are reflected as an operating activity, with the prior periods presented adjusted accordingly.

(b)	In the fourth quarter of 2017, the Company recorded a $550 million income tax provision for an estimate of the impact of the enactment of the Tax Cuts and Jobs Act (Tax Reform), which was signed into law on December 22, 2017. The $550 million income tax provision primarily consists of an estimated U.S. transition tax as well as estimated income tax provisions for state and withholding taxes and a charge associated with the remeasurement of the Company's deferred tax assets and liabilities from 35% to the new U.S. corporate income tax rate of 21%.

(c)	The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.